Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the report of Spectre Gaming, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Russell C. Mix, Chief Executive Officer of the Company, and I Kevin Greer, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Russell C. Mix

Russell C. Mix
Chief Executive Officer
November 14, 2005

/s/ Kevin Greer

Kevin Greer
Chief Financial Officer
November 14, 2005